Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Milacron Holdings Corp., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-219831) filed on August 9, 2017, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$18,443
FINRA filing fee	225,500
Printing and engraving expenses	10,000
Blue sky fees and expenses	10,000
Legal fees and expenses	140,000
Accounting fees and expenses	60,000
Transfer Agent and Registrar fees	5,000
Miscellaneous	31,057

Total	$500,000